                                                                     EXHIBIT 3.2

                                                                  Execution Copy





                              AMENDED AND RESTATED


                        AGREEMENT OF LIMITED PARTNERSHIP


                                       OF


                   ALLIANCE RESOURCE OPERATING PARTNERS, L.P.







                                      Alliance Resource Operating Partners, L.P.


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                                TABLE OF CONTENTS

ARTICLE I
         DEFINITIONS..............................................................................................1
         SECTION 1.1   Definitions................................................................................1
         SECTION 1.2   Construction..............................................................................13

ARTICLE II
         ORGANIZATION ...........................................................................................13
         SECTION 2.1   Formation.................................................................................13
         SECTION 2.2   Name......................................................................................13
         SECTION 2.3   Registered Office; Registered Agent; Principal Office; Other Offices......................13
         SECTION 2.4   Purpose and Business......................................................................14
         SECTION 2.5   Powers....................................................................................14
         SECTION 2.6   Power of Attorney.........................................................................15
         SECTION 2.7   Term......................................................................................16
         SECTION 2.8   Title to Partnership Assets...............................................................16

ARTICLE III
         RIGHTS OF LIMITED PARTNERS .............................................................................17
         SECTION 3.1   Limitation of Liability...................................................................17
         SECTION 3.2   Management of Business....................................................................17
         SECTION 3.3   Outside Activities of the Limited Partners................................................17
         SECTION 3.4   Rights of Limited Partners................................................................18

ARTICLE IV
         TRANSFERS OF PARTNERSHIP INTERESTS......................................................................19
         SECTION 4.1   Transfer Generally........................................................................19
         SECTION 4.2   Transfer of General Partner's Partnership Interest........................................19
         SECTION 4.3   Transfer of a Limited Partner's Partnership Interest......................................19
         SECTION 4.4   Restrictions on Transfers.................................................................20

ARTICLE V
         CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP
         INTERESTS...............................................................................................20
         SECTION 5.1   Initial Contributions.....................................................................20
         SECTION 5.2   Contributions Pursuant to the Contribution Agreement......................................20
         SECTION 5.3   Additional Capital Contributions..........................................................22
         SECTION 5.4   Interest and Withdrawal...................................................................22
         SECTION 5.5   Capital Accounts..........................................................................22
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
         SECTION 5.6   Loans from Partners.......................................................................25
         SECTION 5.7   Limited Preemptive Rights.................................................................26
         SECTION 5.8   Fully Paid and Non-Assessable Nature of Partnership Interests.............................26

ARTICLE VI
         ALLOCATIONS AND DISTRIBUTIONS ..........................................................................26
         SECTION 6.1   Allocations for Capital Account Purposes..................................................26
         SECTION 6.2   Allocations for Tax Purposes..............................................................31
         SECTION 6.3   Distributions.............................................................................33

ARTICLE VII
         MANAGEMENT AND OPERATION OF BUSINESS....................................................................33
         SECTION 7.1   Management................................................................................33
         SECTION 7.2   Certificate of Limited Partnership........................................................36
         SECTION 7.3   Restrictions on General Partners' Authority...............................................36
         SECTION 7.4   Reimbursement of the General Partners.....................................................37
         SECTION 7.5   Outside Activities........................................................................38
         SECTION 7.6   Loans from the General Partners; Loans or
                           Contributions from the Partnership; Contracts with Affiliates;
                           Certain Restrictions on the General Partners..........................................39
         SECTION 7.7   Indemnification...........................................................................41
         SECTION 7.8   Liability of Indemnitees..................................................................43
         SECTION 7.9   Resolution of Conflicts of Interest.......................................................43
         SECTION 7.10   Other Matters Concerning the General Partners............................................45
         SECTION 7.11   Reliance by Third Parties................................................................46

ARTICLE VIII
         BOOKS, RECORDS, ACCOUNTING AND REPORTS..................................................................46
         SECTION 8.1   Records and Accounting....................................................................46
         SECTION 8.2   Fiscal Year...............................................................................47

ARTICLE IX
         TAX MATTERS.............................................................................................47
         SECTION 9.1   Tax Returns and Information...............................................................47
         SECTION 9.2   Tax Elections.............................................................................47
         SECTION 9.3   Tax Controversies.........................................................................47
         SECTION 9.4   Withholding...............................................................................48

ARTICLE X
         ADMISSION OF PARTNERS...................................................................................48
         SECTION 10.1   Admission of Managing General Partner....................................................48
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
         SECTION 10.2   Admission of Substituted Limited Partner.................................................48
         SECTION 10.3   Admission of Additional Limited Partners.................................................49
         SECTION 10.4   Admission of Successor or Transferee General Partners....................................49
         SECTION 10.5   Amendment of Agreement and Certificate of Limited Partnership............................50

ARTICLE XI
         WITHDRAWAL OR REMOVAL OF PARTNERS.......................................................................50
         SECTION 11.1   Withdrawal of the Managing General Partner...............................................50
         SECTION 11.2   Removal of the Managing General Partner..................................................52
         SECTION 11.3   Interest of Departing Partner............................................................52
         SECTION 11.4   Withdrawal or Removal of Special General Partner.........................................52
         SECTION 11.5   Withdrawal of a Limited Partner..........................................................54

ARTICLE XII
         DISSOLUTION AND LIQUIDATION.............................................................................54
         SECTION 12.1   Dissolution..............................................................................54
         SECTION 12.2   Continuation of the Business of the Partnership After Dissolution........................55
         SECTION 12.3   Liquidator...............................................................................56
         SECTION 12.4   Liquidation..............................................................................56
         SECTION 12.5   Cancellation of Certificate of Limited Partnership.......................................57
         SECTION 12.6   Return of Contributions..................................................................57
         SECTION 12.7   Waiver of Partition......................................................................58
         SECTION 12.8   Capital Account Restoration..............................................................58

ARTICLE XIII
         AMENDMENT OF PARTNERSHIP AGREEMENT......................................................................58
         SECTION 13.1   Amendment to be Adopted Solely by the Managing General Partner...........................58
         SECTION 13.2   Amendment Procedures.....................................................................60

ARTICLE XIV
         MERGER .................................................................................................60
         SECTION 14.1   Authority................................................................................60
         SECTION 14.2   Procedure for Merger or Consolidation....................................................60
         SECTION 14.3   Approval by Limited Partners of Merger or Consolidation..................................61
         SECTION 14.4   Certificate of Merger....................................................................62
         SECTION 14.5   Effect of Merger.........................................................................62

ARTICLE XV
         GENERAL PROVISIONS .....................................................................................63
         SECTION 15.1   Addresses and Notices....................................................................63
         SECTION 15.2   Further Action...........................................................................63
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
         SECTION 15.3   Binding Effect...........................................................................63
         SECTION 15.4   Integration..............................................................................63
         SECTION 15.5   Creditors................................................................................63
         SECTION 15.6   Waiver...................................................................................64
         SECTION 15.7   Counterparts.............................................................................64
         SECTION 15.8   Applicable Law...........................................................................64
         SECTION 15.9   Invalidity of Provisions.................................................................64
         SECTION 15.10  Consent of Partners......................................................................64
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                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                   ALLIANCE RESOURCE OPERATING PARTNERS, L.P.

         THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of ALLIANCE
RESOURCE OPERATING PARTNERS, L.P., dated as of August 20, 1999 is entered into by and between Alliance Resource Management GP, LLC, a Delaware limited liability company, as the Managing General Partner, Alliance Resource GP, LLC, a
Delaware limited liability company, as the Special General Partner and Alliance
Resource Partners, L.P., a Delaware limited partnership, as the Limited Partner, together with any other Persons who hereafter become Partners in the Partnership or parties hereto as provided herein.

                                R E C I T A L S:

         WHEREAS, Alliance Resource GP, LLC and Alliance Resource Partners, L.P.
formed the Partnership pursuant to the Agreement of Limited Partnership of Alliance Resource Operating Partners, L.P. dated as of June 14, 1999 (the "Prior
Agreement") and a Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware on such date; and

         WHEREAS, the Partners of the Partnership now desire to amend the Prior
Agreement to reflect (i) the addition of Alliance Resource Management GP, LLC as the Managing General Partner of the Partnership, (ii) additional contributions by the Partners and (iii) certain other matters.

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby amend the Prior Agreement and, as so amended, restate it in its entirety as follows:

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1   Definitions.

         The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.
Capitalized terms used herein but not otherwise defined shall have the meaning assigned to such term in the MLP Agreement.

                  "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 10.4 and who is shown as such on the books and records of the Partnership.



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                  "Adjusted Capital Account" means the Capital Account
         maintained for each Partner as of the end of each fiscal year of the
         Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation
         Section 1.704- 1(b)(2)(ii)(c) (or is deemed obligated to restore under
         Treasury Regulation Sections 1.704- 2(g) and 1.704-2(i)(5)) and (b)
         decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii)
         the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital
         Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made
         (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(d)(i) or 6.1(d)(ii)). The foregoing definition of
         Adjusted Capital Account is intended to comply with the provisions of
         Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The "Adjusted Capital Account" of a
         Partner in respect of a General Partner Interest or any other specified interest in the Partnership shall be the amount which such Adjusted
         Capital Account would be if such General Partner Interest or other interest in the Partnership were the only interest in the Partnership held by a Partner from and after the date on which such General Partner
         Interest or other interest was first issued.

                  "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 5.5(d)(i) or 5.5(d)(ii).

                  "Affiliate" means, with respect to any Person, any other
         Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

                  "Agreed Allocation" means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including, without limitation, a Curative Allocation (if appropriate to the context in which the term "Agreed Allocation" is used).

                  "Agreed Value" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the Managing General Partner using such reasonable method of valuation as it may adopt. The Managing General
         Partner shall, in its discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to



                                      Alliance Resource Operating Partners, L.P.

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         the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

                  "Agreement" means this Amended and Restated Agreement of Limited Partnership of Alliance Resource Operating Partners, L.P., as it may be amended, supplemented or restated from time to time.

                  "Alliance Resource Holdings" means Alliance Resource Holdings,
         Inc., a Delaware corporation formerly known as Alliance Coal
         Corporation.

                  "Assignee" means a Person to whom one or more Partnership
         Interests have been transferred in a manner permitted under this Agreement, but who has not been admitted as a Substituted Limited
         Partner.

                  "Associate" means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest;
         (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

                  "Available Cash" means, with respect to any Quarter ending prior to the Liquidation Date,

                           (a) the sum of (i) all cash and cash equivalents of the Partnership on hand at the end of such Quarter, and (ii) all additional cash and cash equivalents of the Partnership on hand on the date of determination of Available Cash with respect to such Quarter resulting from Working Capital Borrowings made subsequent to the end of such Quarter, less

                           (b) the amount of any cash reserves that is necessary or appropriate in the reasonable discretion of the Managing General
         Partner to (i) provide for the proper conduct of the business of the Partnership (including reserves for future capital expenditures and for anticipated future credit needs of the Partnership Group) subsequent to such Quarter, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject or (iii) provide funds for distributions under Section 6.4 or 6.5 of the MLP Agreement in respect of any one or more of the next four Quarters; provided, however, that the Managing
         General Partner may not establish cash reserves pursuant to (iii) above if the effect of such reserves would be that the MLP is unable to distribute the Minimum Quarterly Distribution on all Common Units, plus any Cumulative

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         Common Unit Arrearage on all Common Units, with respect to such
         Quarter; and provided further, that disbursements made by a Group
         Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available
         Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining
         Available Cash, within such Quarter if the Managing General Partner so determines.

                           Notwithstanding the foregoing, "Available Cash" with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

                  "Bank Credit Agreement" means the Credit Agreement, dated as of August 16, 1999 the among the Special General Partner, The Chase
         Manhattan Bank, as Paying Agent thereunder, Chase and Citicorp USA,
         Inc., as Co-Administrative Agents thereunder and the initial lenders party thereto.

                  "Book-Tax Disparity" means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 5.5 and the hypothetical balance of such Partner's
         Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

                  "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the states of New York or Oklahoma shall not be regarded as a Business Day.

                  "Capital Account" means the capital account maintained for a Partner pursuant to Section 5.5. The "Capital Account" of a Partner in respect of a General Partner Interest or any other specified interest in the Partnership shall be the amount which such Capital Account would be if such General Partner Interest or other specified interest in the Partnership were the only interest in the Partnership held by a Partner from and after the date on which such General Partner Interest or other specified interest in the Partnership was first issued.

                  "Capital Contribution" means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership pursuant to this Agreement or the Contribution
         Agreement.


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                  "Carrying Value" means (a) with respect to a Contributed
         Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners' and Assignees' Capital Accounts in respect of such Contributed Property, and (b) with respect to any other
         Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying
         Value of any property shall be adjusted from time to time in accordance with Sections 5.5(d)(i) and 5.5(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the Managing General Partner.

                  "Certificate of Limited Partnership" means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 2.1, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

                  "Closing Date" means the first date on which Common Units are sold by the MLP to the Underwriters pursuant to the provisions of the Underwriting Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of successor law.

                  "Commission" means the United States Securities and Exchange
         Commission.

                  "Common Unit" has the meaning assigned to such term in the MLP
         Agreement.

                  "Contributed Property" means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.5(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

                  "Contribution Agreement" means that certain Contribution and Assumption Agreement, dated as of the Closing Date, among the Managing
         General Partner, the Special General Partner, the MLP, the Partnership and certain other parties named therein, together with any additional documents and instruments contemplated or referenced thereunder.

                  "Curative Allocation" means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of
         Section 6.1(d)(ix).


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                  "Delaware Act" means the Delaware Revised Uniform Limited
         Partnership Act, 6 Del. C.ss.17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

                  "Departing Partner" means a former General Partner from and after the effective date of any withdrawal or removal of such former
         General Partner pursuant to Section 11.1, 11.2 or 11.4.

                  "Economic Risk of Loss" has the meaning set forth in Treasury
         Regulation Section 1.752-2(a).

                  "Event of Withdrawal" has the meaning assigned to such term in
         Section 11.1(a).

                  "General Partners" means the Managing General Partner and the
         Special General Partner and their successors and permitted assigns as managing general partner and special general partner, respectively, of the Partnership.

                  "General Partner Interest" means the ownership interest of a General Partner in the Partnership (in its capacity as a general partner) and includes any and all benefits to which a General Partner is entitled as provided in this Agreement, together with all obligations of a General Partner to comply with the terms and provisions of this Agreement.

                  "Group Member" means a member of the Partnership Group.

                  "Indemnitee" means (a) each General Partner, (b) any Departing
         Partner, (c) any Person who is or was an Affiliate of a General Partner or any Departing Partner, (d) any Person who is or was a member, partner, officer, director, employee, agent or trustee of any Group
         Member, a General Partner or any Departing Partner or any Affiliate of any Group Member, a General Partner or any Departing Partner, and (e) any Person who is or was serving at the request of a General Partner or any Departing Partner or any Affiliate of a General Partner or any Departing Partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another Person; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

                  "Initial Offering" means the initial offering and sale of Common Units to the public, as described in the Registration Statement.

                  "Limited Partner" means any Person that is admitted to the Partnership as a limited partner pursuant to the terms and conditions of this Agreement; but the term Limited Partner

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         shall not include any Person from and after the time such Person withdraws as a Limited Partner from the Partnership.

                  "Limited Partner Interest" means the ownership interest of a Limited Partner or Assignee in the Partnership and includes any and all benefits to which such Limited Partner or Assignee is entitled as provided in this Agreement, together with all obligations of such Limited Partner or Assignee to comply with the terms and provisions of this Agreement.

                  "Liquidation Date" means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the Partners have the right to elect to reconstitute the Partnership and continue its business has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

                  "Liquidator" means one or more Persons selected by the Managing General Partner to perform the functions described in Section
         12.3 as liquidating trustee of the Partnership within the meaning of the Delaware Act.

                  "Managing General Partner" means Alliance Resource Management
         GP, LLC and its successors and permitted assigns as managing general partner of the Partnership.

                  "Merger Agreement" has the meaning assigned to such term in
         Section 14.1.

                  "Minimum Quarterly Distribution" has the meaning assigned to such term in the MLP Agreement.

                  "MLP" means Alliance Resource Partners, L.P.

                  "MLP Agreement" means the Amended and Restated Agreement of
         Limited Partnership of Alliance Resource Partners, L.P., as it may be amended, supplemented or restated from time to time.

                  "MLP Security" has the meaning assigned to the term
         "Partnership Security" in the MLP Agreement.

                  "National Securities Exchange" has the meaning assigned to such term in the MLP Agreement.

                  "Net Agreed Value" means, (a) in the case of any Contributed
         Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon

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




         such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner or Assignee by the Partnership, the Partnership's Carrying
         Value of such property (as adjusted pursuant to Section 5.5(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner or Assignee upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

                  "Net Income" means, for any taxable year, the excess, if any, of the Partnership's items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net
         Termination Loss) for such taxable year over the Partnership's items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(d).

                  "Net Loss" means, for any taxable year, the excess, if any, of the Partnership's items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net
         Termination Loss) for such taxable year over the Partnership's items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(d).

                  "Net Termination Gain" means, for any taxable year, the sum, if positive, of all items of income, gain, loss or deduction recognized by the Partnership after the Liquidation Date. The items included in the determination of Net Termination Gain shall be determined in accordance with Section 5.5(b) and shall not include any items of income, gain or loss specially allocated under Section 6.1(d).

                  "Net Termination Loss" means, for any taxable year, the sum, if negative, of all items of income, gain, loss or deduction recognized by the Partnership after the Liquidation Date. The items included in the determination of Net Termination Loss shall be determined in accordance with Section 5.5(b) and shall not include any items of income, gain or loss specially allocated under Section 6.1(d).

                  "Nonrecourse Built-in Gain" means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 6.2(b)(i)(A), 6.2(b)(ii)(A) and 6.2(b)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.


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




                  "Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section
         1.704-2(b), are attributable to a Nonrecourse Liability.

                  "Nonrecourse Liability" has the meaning set forth in Treasury
         Regulation Section 1.752-1(a)(2).

                  "Note Purchase Agreement" means the Note Purchase Agreement, dated as of August 1, 1999, between the Special General Partner and the several purchasers listed in Schedule A attached thereto.

                  "Omnibus Agreement" means that Omnibus Agreement, dated as of the Closing Date, among Alliance Resource Holdings, the Managing
         General Partner, the Special General Partner and the MLP.

                  "Operating Subsidiary" means Alliance Coal, LLC, a Delaware limited liability company and any successor thereto.

                  "Operating Subsidiary Agreement" means the Limited Liability
         Company Agreement of the Operating Subsidiary, as it may be amended, supplemented or restated from time to time.

                  "Opinion of Counsel" means a written opinion of counsel (which may be regular counsel to the Partnership or either of the General
         Partners or any of their Affiliates) acceptable to the Managing General
         Partner in its reasonable discretion.

                  "Organizational Limited Partner" means Thomas L. Pearson in his capacity as the organizational limited partner of the Partnership pursuant to this Agreement.

                  "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

                  "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

                  "Partner Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-
         2(i), are attributable to a Partner Nonrecourse Debt.


                                      Alliance Resource Operating Partners, L.P.

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




                  "Partners" means General Partners and Limited Partners.

                  "Partnership" means Alliance Resource Operating Partners,
         L.P., a Delaware limited partnership, and any successors thereto.

                  "Partnership Group" means the Partnership, the Operating
         Subsidiary and any Subsidiary of any such entity, treated as a single consolidated entity.

                  "Partnership Interest" means an ownership interest of a Partner in the Partnership, which shall include the General Partner
         Interest(s) and the Limited Partner Interest(s).

                  "Partnership Minimum Gain" means that amount determined in accordance with the principles of Treasury Regulation Section
         1.704-2(d).

                  "Percentage Interest" means the percentage interest in the Partnership held by each Partner upon completion of the transactions in
         Section 5.2 and shall mean, (a) as to the Managing General Partner, 1.0001%, (b) as to the Special General Partner, 0.01%, and (c) as to the MLP, 98.9899%.

                  "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

                  "Prior Agreement" is defined in the Recitals.

                  "Pro Rata" means, when modifying Partners and Assignees, apportioned among all Partners and Assignees in accordance with their relative Percentage Interests.

                  "Quarter" means, unless the context requires otherwise, a fiscal quarter of the Partnership.

                  "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

                  "Registration Statement" means the Registration Statement on
         Form S-1 (Registration No. 333-78845) as it has been or as it may be amended or supplemented from time to time, filed by the MLP with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Offering.

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




                  "Required Allocations" means (a) any limitation imposed on any allocation of Net Losses or Net Termination Losses under Section 6.1(b) or 6.1(c)(ii) and (b) any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(d)(i), 6.1(d)(ii), 6.1(d)(iv), 6.1(d)(vii) or 6.1(d)(ix).

                  "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section
         6.2(b)(i)(A) or 6.2(b)(ii)(A), respectively, to eliminate Book-Tax
         Disparities.

                  "Restricted Business" has the meaning assigned to such term in the Omnibus Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

                  "Special Approval" has the meaning assigned to such term in the MLP Agreement.

                  "Special General Partner" means Alliance Resource GP, LLC and its successors and permitted assigns as special general partner of the Partnership.

                  "Subordinated Unit" has the meaning assigned to such term in the MLP Agreement.

                  "Subordination Period" has the meaning assigned to such term in the MLP Agreement.

                  "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more
         Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

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




                  "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 10.2 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

                  "Surviving Business Entity" has the meaning assigned to such term in Section 14.2(b).

                  "Transfer" has the meaning assigned to such term in Section
         4.4(a).

                  "Underwriter" means each Person named as an underwriter in
         Schedule I to the Underwriting Agreement who purchases Common Units pursuant thereto.

                  "Underwriting Agreement" means the Underwriting Agreement dated August 16, 1999 among the Underwriters, the MLP, the Partnership and certain other parties, providing for the purchase of Common Units by such Underwriters.

                  "Unit" has the meaning assigned to such term in the MLP
         Agreement.

                  "Unit Majority" has the meaning assigned to such term in the MLP Agreement.

                  "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of
         (a) the fair market value of such property as of such date (as determined under Section 5.5(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date).

                  "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of
         (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date) over
         (b) the fair market value of such property as of such date (as determined under Section 5.5(d)).

                  "U.S. GAAP" means United States Generally Accepted Accounting
         Principles consistently applied.

                  "Working Capital Borrowings" means borrowings exclusively for working capital purposes made pursuant to a credit facility or other arrangement requiring all such borrowings thereunder to be reduced to a relatively small amount each year for an economically meaningful period of time.


                                      Alliance Resource Operating Partners, L.P.

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




SECTION 1.2   Construction.

         Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the term "include" or "includes" means includes, without limitation, and "including" means including, without limitation.

                                   ARTICLE II
                                  ORGANIZATION

SECTION 2.1   Formation.

         The Partnership was previously formed as a limited partnership pursuant to the provisions of the Delaware Act. The Partners hereby amend and restate the Prior Agreement in its entirety. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All
Partnership Interests shall constitute personal property of the owner thereof for all purposes and a Partner has no interest in specific Partnership property.

SECTION 2.2   Name.

         The name of the Partnership shall be "Alliance Resource Operating
Partners, L.P." The Partnership's business may be conducted under any other name or names deemed necessary or appropriate by the Managing General Partner in its sole discretion, including the name of the Managing General Partner. The words
"Limited Partnership," "L.P." or "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Managing General Partner in its discretion may change the name of the Partnership at any time and from time to time and shall notify the other Partner(s) of such change in the next regular communication to the Partners.

SECTION 2.3   Registered Office; Registered Agent; Principal Office; Other
              Offices.

         Unless and until changed by the Managing General Partner, the registered office of the Partnership in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be located at 1717 South Boulder Avenue, Tulsa, Oklahoma 74119 or such other place as the Managing General Partner may from time to time designate by notice to the Limited


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




Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the Managing General Partner deems necessary or appropriate. The address of the Managing General Partner shall be 1717 South Boulder Avenue, Tulsa, Oklahoma 74119 or such other place as the
Managing General Partner may from time to time designate by notice to the Limited Partners.

SECTION 2.4   Purpose and Business.

         The purpose and nature of the business to be conducted by the Partnership shall be to (a) acquire, manage, operate, lease, sell and otherwise deal with the assets or properties contributed to the Partnership by the Partners or hereafter acquired by the Partnership, (b) serve as a non- managing member of the Operating Subsidiary and, in connection therewith, to exercise all the rights and powers conferred upon the Partnership as a non-managing member of the Operating Subsidiary pursuant to the Operating Subsidiary Agreement, (c) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in any type of business or activity engaged in by Alliance Coal, LLC and its Subsidiaries prior to the Closing Date and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, (d) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Managing General Partner and which lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (e) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member, the MLP or any Subsidiary of the MLP; provided, however, in the case of (c) and (d) above, that the Managing General Partner reasonably determines, as of the date of the acquisition or commencement of such activity, that such activity (i) generates
"qualifying income" (as such term is defined pursuant to Section 7704 of the Code) or (ii) enhances the operations of an activity of the Partnership that generates qualifying income. The Managing General Partner has no obligation or duty to the Partnership, the Special General Partner, the Limited Partners, or the Assignees to propose or approve, and in its discretion may decline to propose or approve, the conduct by the Partnership of any business.

SECTION 2.5   Powers.

         The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section
2.4 and for the protection and benefit of the Partnership.


                                      Alliance Resource Operating Partners, L.P.

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




SECTION 2.6   Power of Attorney.

                  (a) Each Partner and each Assignee hereby constitutes and appoints the Managing General Partner and, if a Liquidator shall have been selected pursuant to Section 12.3, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

                  (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the Managing General Partner or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the Managing General Partner or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments
         (including conveyances and a certificate of cancellation) that the Managing General Partner or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article IV, X, XI or XII; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Interests issued pursuant hereto; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to Article XIV; and

                  (ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the discretion of the Managing General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the discretion of the Managing General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when required by any provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the Managing General
         Partner and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii)

                                      Alliance Resource Operating Partners, L.P.

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




         only after the necessary vote, consent or approval of the Limited
         Partners or of the Limited Partners of such class or series, as applicable.

         Nothing contained in this Section 2.6(a) shall be construed as authorizing the Managing General Partner to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

                  (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Interest and shall extend to such Limited Partner's or Assignee's successors and assigns. Each such Limited
Partner or Assignee hereby agrees to be bound by any representation made by the Managing General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Managing General
Partner or the Liquidator taken in good faith under such power of attorney. Each
Limited Partner or Assignee shall execute and deliver to the Managing General
Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the Managing General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

SECTION 2.7   Term.

         The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the close of Partnership business on December 31, 2098 or until the earlier dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited
Partnership as provided in the Delaware Act.

SECTION 2.8   Title to Partnership Assets.

         Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof.
Title to any or all of the Partnership assets may be held in the name of the Partnership, the Managing General Partner, one or more of its Affiliates or one or more nominees, as the Managing General Partner may determine. The Managing
General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the Managing


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




General Partner or one or more of its Affiliates or one or more nominees shall be held by the Managing General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the Managing General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the Managing General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the Managing General Partner or as soon thereafter as practicable, the Managing
General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the Managing General Partner. All
Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

                                   ARTICLE III
                           RIGHTS OF LIMITED PARTNERS

SECTION 3.1 Limitation of Liability.

         The Limited Partners and the Assignees shall have no liability under this Agreement except as expressly provided in this Agreement or in the Delaware
Act.

SECTION 3.2 Management of Business.

         No Limited Partner or Assignee, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of a General Partner or any officer, director, employee, member, general partner, agent or trustee of a General Partner or any of its Affiliates, or any officer, director, employee, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

SECTION 3.3 Outside Activities of the Limited Partners.

         Subject to the provisions of Section 7.5 and the Omnibus Agreement, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, any Limited Partner or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither


                                      Alliance Resource Operating Partners, L.P.

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




the Partnership nor any of the other Partners or Assignees shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

SECTION 3.4 Rights of Limited Partners.

                  (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon reasonable written demand and at such Limited Partner's own expense:

                  (i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

                  (ii) promptly after becoming available, to obtain a copy of the Partnership's federal, state and local income tax returns for each year;

                  (iii) to have furnished to him a current list of the name and last known business, residence or mailing address of each Partner;

                  (iv) to have furnished to him a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

                  (v) to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

                  (vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

                  (b) The Managing General Partner may keep confidential from the Limited Partners and Assignees, for such period of time as the Managing
General Partner deems reasonable, (i) any information that the Managing General
Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Managing General Partner in good faith believes (A) is not in the best interests of the MLP or the Partnership Group,
(B) could damage the MLP or the Partnership Group or (C) that any Group Member is required by law or by agreement with any third party to keep confidential
(other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).


                                      Alliance Resource Operating Partners, L.P.

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



                                   ARTICLE IV
                       TRANSFERS OF PARTNERSHIP INTERESTS

SECTION 4.1   Transfer Generally.

                  (a) The term "transfer," when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction by which a General Partner assigns its General Partner Interest to another Person who becomes a General Partner (or an Assignee) or by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person who becomes a Limited Partner (or an Assignee), and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

                  (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this
Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.

                  (c) Nothing contained in this Agreement shall be construed to prevent a disposition by any member of a General Partner of any or all of the issued and outstanding membership interests of such General Partner.

SECTION 4.2   Transfer of General Partner's Partnership Interest.

                  If a General Partner transfers its interest as a general partner of the MLP to any Person in accordance with the provisions of the MLP
Agreement, such General Partner shall contemporaneously therewith transfer all, but not less than all, of its General Partner Interest herein to such Person, and the Limited Partners and Assignees, if any, hereby expressly consent to such transfer. Except as set forth in the immediately preceding sentence and in
Section 5.2, a General Partner may not transfer all or any part of its Partnership Interest as a General Partner.

SECTION 4.3   Transfer of a Limited Partner's Partnership Interest.

                  A Limited Partner may transfer all, but not less than all, of its Partnership Interest as a Limited Partner in connection with the merger, consolidation or other combination of such Limited Partner with or into any other Person or the transfer by such Limited Partner of all or substantially all of its assets to another Person, and following any such transfer such Person may become a Substituted Limited Partner pursuant to Article X. Except as set forth in the immediately preceding sentence and in Section 5.2, or in connection with any pledge of (or any related foreclosure on) a Partnership Interest as a Limited Partner solely for the purpose of securing, directly or indirectly, indebtedness of the Partnership or the MLP, and except for the transfers contemplated by Sections 5.2 and 10.1, a Limited Partner may not transfer all or any part of its Partnership Interest or withdraw from the Partnership.


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




SECTION 4.4   Restrictions on Transfers.

                  (a) Notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interest shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership or the MLP under the laws of the jurisdiction of its formation or (iii) cause the Partnership or the MLP to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).

                  (b) The Managing General Partner may impose restrictions on the transfer of Partnership Interests if a subsequent Opinion of Counsel determines that such restrictions are necessary to avoid a significant risk of the Partnership or the MLP becoming taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes. The restrictions may be imposed by making such amendments to this Agreement as the Managing General
Partner may determine to be necessary or appropriate to impose such restrictions.

                                    ARTICLE V
           CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

SECTION 5.1   Initial Contributions.

         In connection with the formation of the Partnership under the Delaware
Act, the Special General Partner made an initial Capital Contribution to the Partnership in the amount of $10 in exchange for an interest in the Partnership and was admitted as the general partner, and the Organizational Limited Partner made an initial Capital Contribution to the Partnership in the amount of $999 in exchange for an interest in the Partnership and was admitted as a Limited
Partner. As of the Closing Date, the interest of the Organizational Limited
Partner shall be redeemed as provided in the Contribution Agreement; the initial
Capital Contributions of each Partner refunded and the Organizational Limited
Partner shall cease to be a Limited Partner of the Partnership. One percent of any interest or other profit that may have resulted from the investment or other use of such initial Capital Contributions shall be allocated and distributed to the Organizational Limited Partner, and the balance thereof shall be allocated and distributed to the Special General Partner.

SECTION 5.2   Contributions Pursuant to the Contribution Agreement.

                  (a) On the Closing Date and pursuant to the Contribution
Agreement, Alliance Resource Holdings shall contribute its 100% membership interest in the Operating Subsidiary to the Special General Partner in exchange for a 100% membership interest in the Special General Partner.


                                      Alliance Resource Operating Partners, L.P.

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




                  (b) On the Closing Date and pursuant to the Contribution
Agreement, all of the Subsidiaries of the Operating Subsidiary shall distribute their working capital assets to the Operating Subsidiary, which shall in turn, distribute its working capital assets to the Special General Partner.

                  (c) On the Closing Date and pursuant to the Contribution
Agreement, the Special General Partner shall incur certain indebtedness in the amounts set forth in the Registration Statement and purchase U.S. treasury notes, the MLP shall offer Common Units to the public in the Initial Offering and the Managing General Partner shall contribute cash to the MLP in exchange for a managing general partner interest in the MLP and the Incentive
Distribution Rights (as defined in the MLP Agreement).

                  (d) On the Closing Date and pursuant to the Contribution
Agreement, the MLP shall contribute the cash received from the Initial Offering of Common Units and from the Managing General Partner, as described in paragraph
(c) above, to the Partnership in exchange for a Limited Partner Interest.

                  (e) On the Closing Date and pursuant to the Contribution
Agreement, the Managing General Partner shall contribute $2,987,016 to the Partnership in exchange for a 1.0001% General Partner Interest as Managing
General Partner.

                  (f) On the Closing Date and pursuant to the Contribution
Agreement, the Special General Partner will contribute its 100% member interest in the Operating Subsidiary and the U.S. treasury notes described in paragraph
(c) above to the Partnership in exchange for a .01% General Partner Interest as Special General Partner, a Limited Partner Interest and the assumption of the Special General Partner's obligations under the indebtedness incurred by Special
General Partner on the Closing Date, as described in paragraph (c) above.

                  (g) On the Closing Date and pursuant to the Contribution
Agreement, the Special General Partner shall transfer its Limited Partner
Interest to the MLP in exchange for a special general partner interest in the MLP and a number of Common Units and Subordinated Units set forth in the Registration Statement.

                  (h) On the Closing Date and pursuant to the Contribution
Agreement, the Partnership shall pay certain expenses related to the transactions described in the Registration Statement, reimburse the Special
General Partner for certain capital expenses incurred, contribute cash to the Operating Subsidiary and purchase a certain amount of U.S. Treasury notes, as described in the Registration Statement. Immediately after such actions, the Operating Subsidiary will contribute the cash received from the Partnership to its Subsidiaries to replenish their working capital.


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                  (i) On the Closing Date and pursuant to the Contribution
Agreement, the Managing General Partner shall contribute cash to the Operating
Subsidiary in exchange for a .001% managing membership interest therein.

                  (j) Following the foregoing transactions, the Managing General
Partner shall hold a 1.0001% Partnership Interest as Managing General Partner, the Special General Partners shall hold a .01% Partnership Interest as Special
General Partner and the MLP shall hold a 98.9899% Partnership Interest as a Limited Partner.

SECTION 5.3   Additional Capital Contributions.

         With the consent of the Managing General Partner, any Limited Partner may, but shall not be obligated to, make additional Capital Contributions to the Partnership. Contemporaneously with the making of any Capital Contributions by a Limited Partner, in addition to those provided in Sections 5.1 and 5.2, the Managing General Partner and the Special General Partner shall be obligated to make an additional Capital Contribution to the Partnership in amounts equal to
1.0001 and 0.01, respectively, divided by 98.9899 times the amount of the additional Capital Contribution then made by such Limited Partner. Except as set forth in the immediately preceding sentence and in Article XII, the General
Partners shall not be obligated to make any additional Capital Contributions to the Partnership.

SECTION 5.4   Interest and Withdrawal.

         No interest shall be paid by the Partnership on Capital Contributions.
No Partner or Assignee shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner or Assignee shall have priority over any other Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.
Any such return shall be a compromise to which all Partners and Assignees agree within the meaning of Section 17-502(b) of the Delaware Act.

SECTION 5.5   Capital Accounts.

                  (a) The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the Managing General Partner in its sole discretion) owning a Partnership
Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such
Capital Account shall be increased by (i) the amount of all Capital
Contributions made to the Partnership with respect to such Partnership


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Interest pursuant to this Agreement and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 5.5(b) and allocated with respect to such Partnership
Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or Net
Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section
5.5(b) and allocated with respect to such Partnership Interest pursuant to
Section 6.1.

                  (b) For purposes of computing the amount of any item of income, gain, loss or deduction which is to be allocated pursuant to Article VI and is to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes
(including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

                  (i) Solely for purposes of this Section 5.5, the Partnership shall be treated as owning directly its proportionate share (as determined by the Managing General Partner) of all property owned by any Subsidiary of the Partnership that is classified as a partnership for federal income tax purposes.

                  (ii) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section
         6.1.

                  (iii) Except as otherwise provided in Treasury Regulation
         Section 1.704- 1(b)(2)(iv)(m), computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation
         Section 1.704- 1(b)(2)(iv)(m), to be taken into account in determining
         Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

                  (iv) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.


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                  (v)   In accordance with the requirements of Section 704(b) of
         the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.5(d) to the Carrying
         Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the Managing General Partner may adopt.

                  (vi) If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section 6.1. Any restoration of such basis pursuant to
         Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

                  (c) A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

                  (d) (i) In accordance with Treasury Regulation Section
         1.704-1(b)(2)(iv)(f), on an issuance of additional Partnership
         Interests for cash or Contributed Property or the conversion of a General Partner's Partnership Interest to Common Units pursuant to
         Section 11.3(a), the Capital Accounts of all Partners and the Carrying
         Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 6.1 in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized
         Gain or Unrealized Loss, the aggregate cash amount and fair market value of all


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         Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional
         Partnership Interests shall be determined by the Managing General
         Partner using such reasonable method of valuation as it may adopt;
         provided, however, that the Managing General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time. The Managing
         General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its discretion to be reasonable) to arrive at a fair market value for individual properties.

                           (ii) In accordance with Treasury Regulation Section
         1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized
         Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section
         6.1 in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution which is not made pursuant to
         Section 12.4 or in the case of a deemed contribution and/or distribution occurring as a result of a termination of the Partnership pursuant to Section 708 of the Code, be determined and allocated in the same manner as that provided in Section 5.5(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.4, be determined and allocated by the Liquidator using such reasonable method of valuation as it may adopt.

SECTION 5.6   Loans from Partners.

         Loans by a Partner to the Partnership shall not constitute Capital
Contributions. If any Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the making of such excess advances shall not result in any increase in the amount of the Capital Account of such Partner. The amount of any such excess advances shall be a debt obligation of the Partnership to such Partner and shall be payable or collectible only out of the Partnership assets in accordance with the terms and conditions upon which such advances are made.


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SECTION 5.7   Limited Preemptive Rights.

         Except as provided in Section 5.3, no Person shall have preemptive, preferential or other similar rights with respect to (a) additional Capital
Contributions; (b) issuance or sale of any class or series of Partnership
Interests, whether unissued, held in the treasury or hereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such Partnership
Interests; (d) issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of, any such Partnership Interests; or
(e) issuance or sale of any other securities that may be issued or sold by the Partnership.

SECTION 5.8   Fully Paid and Non-Assessable Nature of Partnership Interests.

         All Partnership Interests issued to Limited Partners pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Partnership Interests, except as such non-assessability may be affected by Section 17-607 of the Delaware Act.

                                   ARTICLE VI
                          ALLOCATIONS AND DISTRIBUTIONS

SECTION 6.1   Allocations for Capital Account Purposes.

         For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 5.5(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

    (a) Net Income. After giving effect to the special allocations set forth in Section 6.1(d), Net Income for each taxable year and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable year shall be allocated among the Partners as follows:

                  (i) First, 100% to the General Partners, in proportion to their respective Percentage Interests, until the aggregate Net Income allocated to the General Partners pursuant to this Section 6.1(a)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to the General Partners pursuant to
         Section 6.1(b)(ii) for all previous taxable years;

                  (ii) Second, 1.0101% to the General Partners, in proportion to their respective Percentage Interests, and 98.9899% to the Limited
         Partners, in proportion to their respective Percentage Interests.


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                  (b) Net Losses. After giving effect to the special allocations set forth in Section 6.1(d), Net Losses for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated among the Partners as follows:

                  (i) First, 1.0101% to the General Partners, in proportion to their respective Percentage Interests, and 98.9899% to the Limited
         Partners, in accordance with their respective Percentage Interests;
         provided, however, that Net Losses shall not be allocated to a Limited
         Partner pursuant to this Section 6.1(b)(i) to the extent that such allocation would cause a Limited Partner to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in such Limited Partners's
         Adjusted Capital Account);

                  (ii) Second, the balance, if any, 100% to the General
         Partners, in proportion to their respective Percentage Interests.

                  (c) Net Termination Gains and Losses. After giving effect to the special allocations set forth in Section 6.1(d), all items of income, gain, loss and deduction taken into account in computing Net Termination Gain or Net
Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 6.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section
6.1 and after all distributions of Available Cash provided under Section 6.4 have been made with respect to the taxable period ending on or before the Liquidation Date; provided, however, that solely for purposes of this Section
6.1(c), Capital Accounts shall not be adjusted for distributions made pursuant to Section 12.4.

                           (i) If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 5.5(d)), such Net Termination
         Gain shall be allocated among the Partners in the following manner (and the Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

                           (A) First, to each Partner having a deficit balance
                  in its Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Capital
                  Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in its Capital Account; and


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                           (B) Second, 1.0101% to the General Partners, in
                  proportion to their respective Percentage Interests, and
                  98.9899% to the Limited Partners, in proportion to their
                  respective Percentage Interests.

                           (ii) If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 5.5(d)), such Net Termination
         Loss shall be allocated among the Partners in the following manner:

                           (A) First, to the General Partners and the Limited
                  Partners in proportion to, and to the extent of, the positive balances in their respective Capital Accounts; and

                           (B) Second, the balance, if any, 100% to the General
                  Partners, in proportion to their respective Percentage
                  Interests.

                  (d) Special Allocations. Notwithstanding any other provision of this Section 6.1, the following special allocations shall be made for such taxable period:

                  (i) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6),
         1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.1(d), each Partner's Adjusted Capital
         Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d) with respect to such taxable period (other than an allocation pursuant to Sections
         6.1(d)(v) and 6.1(d)(vi)). This Section 6.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury
         Regulation Section 1.704- 2(f) and shall be interpreted consistently therewith.

                  (ii) Chargeback of Partner Nonrecourse Debt Minimum Gain.
         Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(d)(i)), except as provided in Treasury Regulation Section
         1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt
         Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this
         Section 6.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other


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         allocations pursuant to this Section 6.1(d), other than Section
         6.1(d)(i) and other than an allocation pursuant to Sections 6.1(d)(v)
         and 6.1(d)(vi), with respect to such taxable period. This Section
         6.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                  (iii) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704- 1(b)(2)(ii)(d)(4),
         1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of
         Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital
         Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 6.1(d)(i) or (ii).

                  (iv) Gross Income Allocations. In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and
         (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.1(d)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section
         6.1(d)(iv) were not in this Agreement.

                  (v) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the Managing General Partner determines in its good faith discretion that the Partnership's
         Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the Managing General
         Partner is authorized, upon notice to the other Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

                  (vi) Partner Nonrecourse Deductions. Partner Nonrecourse
         Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section
         1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse
         Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.


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                  (vii)  Nonrecourse Liabilities. For purposes of Treasury
         Regulation Section 1.752- 3(a)(3), the Partners agree that Nonrecourse
         Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse
         Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

                  (viii) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(c) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

                  (ix)   Curative Allocation.

                           (A) Notwithstanding any other provision of this
                  Section 6.1, other than the Required Allocations, the Required
                  Allocations shall be taken into account in making the Agreed
                  Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed
                  Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2)
                  Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner
                  Nonrecourse Debt Minimum Gain. Allocations pursuant to this
                  Section 6.1(d)(ix)(A) shall only be made with respect to Required Allocations to the extent the Managing General
                  Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section
                  6.1(d)(ix)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the Managing General Partner reasonably determines that such allocations are likely to be offset by subsequent Required
                  Allocations.

                           (B) The Managing General Partner shall have
                  reasonable discretion, with respect to each taxable period, to
                  (1) apply the provisions of Section 6.1(d)(ix)(A) in


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                  whatever order is most likely to minimize the economic
                  distortions that might otherwise result from the Required
                  Allocations, and (2) divide all allocations pursuant to
                  Section 6.1(d)(ix)(A) among the Partners in a manner that is likely to minimize such economic distortions.

SECTION 6.2   Allocations for Tax Purposes.

                  (a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1.

                  (b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

                  (i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to
         Section 6.1.

                  (ii) (A) In the case of an Adjusted Property, such items shall
         (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 5.5(d)(i) or 5.5(d)(ii), and (2) second, in the event such property was originally a Contributed
         Property, be allocated among the Partners in a manner consistent with
         Section 6.2(b)(i)(A); and (B) any item of Residual Gain or Residual
         Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1.

                  (iii) The Managing General Partner shall apply the principles of Treasury Regulation Section 1.704-3(d) to eliminate Book-Tax
         Disparities.

                  (c) For the proper administration of the Partnership and for the preservation of uniformity of the Units or other limited partner interests of the MLP (or any class or classes thereof), the Managing General Partner shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this Agreement as


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appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Units or other limited partner interests of the MLP
(or any class or classes thereof). The Managing General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 6.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Units or other limited partner interests of the MLP issued and outstanding or the Partnership and if such allocations are consistent with the principles of Section 704 of the Code.

                  (d) The Managing General Partner in its discretion may determine to depreciate or amortize the portion of an adjustment under Section
743(b) of the Code attributable to unrealized appreciation in any Adjusted
Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership's common basis of such property, despite any inconsistency of such approach with Treasury Regulation Section
1.167(c)-l(a)(6), Proposed Treasury Regulation 1.197-2(g)(3), or any successor regulations thereto. If the Managing General Partner determines that such reporting position cannot reasonably be taken, the Managing General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring limited partner interests of the MLP in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the Managing General Partner chooses not to utilize such aggregate method, the Managing General Partner may use any other reasonable depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any limited partner interests of the MLP that would not have a material adverse effect on the Partners or the holders of any class or classes of limited partner interests of the MLP.

                  (e) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this
Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

                  (f) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.


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                  (g) The Managing General Partner may adopt such methods of allocation of income, gain, loss or deduction between a transferor and a transferee of a Partnership Interest as it determines necessary, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

                  (h) Allocations that would otherwise be made to a Partner under the provisions of this Article VI shall instead be made to the beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the Managing General Partner in its sole discretion.

SECTION 6.3   Distributions.

                  (a) Within 45 days following the end of each Quarter commencing with the Quarter ending on September 30, 1999, an amount equal to 100% of Available Cash with respect to such Quarter shall, subject to Section
17-607 of the Delaware Act, be distributed in accordance with this Article VI by the Partnership to the Partners in accordance with their respective Percentage
Interests. The immediately preceding sentence shall not require any distribution of cash if and to the extent such distribution would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership is a party or by which it is bound or its assets are subject. All distributions required to be made under this Agreement shall be made subject to Section 17-607 of the Delaware Act.

                  (b) In the event of the dissolution and liquidation of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs, other than from borrowings described in (a)(ii) of the definition of Available Cash, shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

                  (c) The Managing General Partner shall have the discretion to treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available
Cash to such Partners.

                                   ARTICLE VII
                      MANAGEMENT AND OPERATION OF BUSINESS

SECTION 7.1   Management.

                  (a) The Managing General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the Managing General Partner, and neither the Special General Partner nor any Limited Partner or Assignee shall


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have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the Managing General
Partner under any other provision of this Agreement, the Managing General
Partner, subject to Section 7.3, shall have full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section
2.4, including the following:

                  (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into a Partnership Interest, and the incurring of any other obligations;

                  (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

                  (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by
         Section 7.3);

                  (iv) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group, subject to Section 7.6, the lending of funds to other Persons (including the MLP and any member of the Partnership
         Group), the repayment of obligations of the MLP or any member of the Partnership Group and the making of capital contributions to any member of the Partnership Group;

                  (v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partners or their assets other than their interests in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

                  (vi)  the distribution of Partnership cash;

                  (vii) the selection and dismissal of employees (including employees having titles such as "president," "vice president,"
         "secretary" and "treasurer") and agents, outside


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         attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

                  (viii) the maintenance of such insurance for the benefit of the Partnership Group and the Partners as it deems necessary or appropriate;

                  (ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations or other relationships subject to the restrictions set forth in Section 2.4;

                  (x) the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; and

                  (xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law.

                  (xii) the undertaking of any action in connection with the Partnership's participation in the Operating Subsidiary as a non-managing member.

                  (b) Notwithstanding any other provision of this Agreement, the MLP Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and Assignees and each other Person who may acquire an interest in the Partnership hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the Partnership Agreement, the MLP Agreement, the Underwriting Agreement, the Note Purchase Agreement, the
Bank Credit Agreement, the Omnibus Agreement, the Contribution Agreement and the other agreements and documents described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement; (ii) agrees that the Managing General Partner (on its own or through any officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the Assignees or the other Persons who may acquire an interest in the Partnership; and (iii) agrees that the execution, delivery or performance by the General Partners, the MLP, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the Managing General
Partner or any Affiliate of the Managing General Partner of the rights accorded pursuant to Article XV), shall not constitute a breach by the General Partners of any duty that they may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.


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SECTION 7.2   Certificate of Limited Partnership.

         The Managing General Partner has caused the Certificate of Limited
Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act and shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the Managing
General Partner in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the Managing General Partner in its sole discretion to be reasonable and necessary or appropriate, the Managing General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the Managing General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited
Partnership, any qualification document or any amendment thereto to any Limited
Partner or Assignee.

SECTION 7.3   Restrictions on General Partners' Authority.

                  (a) The General Partners may not, without written approval of the specific act by the Limited Partners or by other written instrument executed and delivered by the Limited Partners subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, except as otherwise provided in this Agreement, (i) committing any act that would make it impossible to carry on the ordinary business of the Partnership; (ii) possessing
Partnership property, or assigning any rights in specific Partnership property, for other than a Partnership purpose; (iii) admitting a Person as a Partner;
(iv) amending this Agreement in any manner or (v) transferring either of their respective General Partner Interests.

                  (b) Except as provided in Articles XII and XIV, no General
Partner may sell, exchange or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination) or approve on behalf of the Partnership the sale, exchange or other disposition of all or substantially all of the assets of the Partnership, without the approval of the Limited Partners; provided, however, that this provision shall not preclude or limit the General Partners' ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership and shall not apply to any forced sale of any or all of the assets of the Partnership pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of at least a Unit Majority, the General Partners shall not, on behalf of the MLP, (i) consent


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to any amendment to this Agreement or, except as expressly permitted by Section
7.9(d) of the MLP Agreement, take any action permitted to be taken by a Partner, in either case, that would have a material adverse effect on the MLP as a Partner or (ii) except as permitted under Sections 4.6, 11.1, 11.2 or 11.4 of the MLP Agreement, elect or cause the MLP to elect a successor general partner of the Partnership.

SECTION 7.4   Reimbursement of the General Partners.

                  (a) Except as provided in this Section 7.4 and elsewhere in this Agreement or in the MLP Agreement, the General Partners shall not be compensated for their services as General Partners, general partners of the MLP or as a general partner or managing member of any Group Member.

                  (b) Each of the General Partners shall be reimbursed on a monthly basis, or such other reasonable basis as the Managing General Partner may determine in its sole discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including salary, bonus, incentive compensation and other amounts paid to any Person including
Affiliates of such General Partner to perform services for the Partnership or for such General Partner in the discharge of its duties to the Partnership), and
(ii) all other necessary or appropriate expenses allocable to the Partnership or otherwise reasonably incurred by such General Partner in connection with operating the Partnership's business (including expenses allocated to such General Partner by its Affiliates). The Managing General Partner shall determine the expenses that are allocable to the Partnership in any reasonable manner determined by the Managing General Partner in its sole discretion.
Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partners as a result of indemnification pursuant to
Section 7.7.

                  (c) Subject to Section 5.7, the Managing General Partner, in its sole discretion and without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit plans, employee programs and employee practices, or cause the Partnership to issue Partnership Interests, in connection with, pursuant to any employee benefit plan, employee program or employee practice maintained or sponsored by either of the General Partners or any of their Affiliates, in each case for the benefit of employees of either of the General Partners, any Group Member or any Affiliate, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group. Expenses incurred by the General Partners in connection with any such plans, programs and practices shall be reimbursed in accordance with
Section 7.4(b). Any and all obligations of the General Partners under any employee benefit plans, employee programs or employee practices adopted by the Managing General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partners hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1, 11.2 or 11.4 or the transferee of or successor to all of the


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Managing General Partner's General Partner Interest or the Special General
Partner's General Partner Interest pursuant to Section 4.2.

SECTION 7.5   Outside Activities.

                  (a) After the Closing Date, the Managing General Partner, for so long as it is a General Partner of the Partnership (i) agrees that its sole business will be to act as a general partner of the Partnership, a general partner of the MLP, and a general partner or managing member of any other partnership or limited liability company of which the Partnership or the MLP is, directly or indirectly, a partner or member, as the case may be, and to undertake activities that are ancillary or related thereto (including being a limited partner in the MLP), (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner or managing member, as the case may be, of the Partnership, the MLP or one or more Group Members or as described in or contemplated by the Registration Statement or (B) the acquiring, owning or disposing of debt or equity securities in any Group Member and (iii) except to the extent permitted in the Omnibus Agreement, shall not, and shall cause its Affiliates not to, engage in any Restricted Business.

                  (b) The Omnibus Agreement, to which the Partnership is a party, sets forth certain restrictions on the ability of Alliance Resource
Holdings and its Affiliates to engage in Restricted Businesses.

                  (c) Except as specifically restricted by Section 7.5(a) and the Omnibus Agreement, each Indemnitee (other than the Managing General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by the MLP or any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of the MLP or any Group
Member, and none of the same shall constitute a breach of this Agreement or any duty express or implied by law to the MLP or any Group Member or any Partner or Assignee. Neither the MLP nor any Group Member, any Limited Partner, nor any other Person shall have any rights by virtue of this Agreement, the MLP
Agreement or the partnership relationship established hereby or thereby in any business ventures of any Indemnitee.

                  (d) Subject to the terms of Section 7.5(a), Section 7.5(b),
Section 7.5(c) and the Omnibus Agreement, but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitees (other than the Managing General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of the General Partners' fiduciary duty or any other obligation of any type whatsoever of the General
Partners for the Indemnitees (other than the Managing General Partner) to engage in such business interests and activities in preference to


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or to the exclusion of the Partnership and (iii) except as set forth in the
Omnibus Agreement, the General Partners and the Indemnities shall have no obligation to present business opportunities to the Partnership.

                  (e) The General Partners and any of their Affiliates may acquire Units or other MLP Securities in addition to those acquired on the Closing Date and, except as otherwise provided in this Agreement, shall be entitled to exercise all rights relating to such Units or MLP Securities.

                  (f) The term "Affiliates" when used in Section 7.5(a) and
Section 7.5(e) with respect to the General Partner shall not include any Group
Member or any Subsidiary of the MLP or any Group Member.

                  (g) Anything in this Agreement to the contrary notwithstanding, to the extent that provisions of Sections 7.7, 7.8, 7.9, 7.10 or other Sections of this Agreement purport or are interpreted to have the effect of restricting the fiduciary duties that might otherwise, as a result of Delaware or other applicable law, be owed by the General Partners to the Partnership and its Limited Partners, or to constitute a waiver or consent by the Limited Partners to any such restriction, such provisions shall be inapplicable and have no effect in determining whether the General Partners have complied with their fiduciary duties in connection with determinations made by them under this Section 7.5.

SECTION 7.6  Loans from the General Partners; Loans or Contributions from the
             Partnership; Contracts with Affiliates; Certain Restrictions on the General Partners.

                  (a) Each of the General Partners or any of their Affiliates may lend to the MLP or any Group Member, and the MLP or any Group Member may borrow from a General Partner or any of its Affiliates, funds needed or desired by the MLP or the Group Member for such periods of time and in such amounts as the Managing General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm's-length basis (without reference to the lending party's financial abilities or guarantees). The borrowing party shall reimburse the lending party for any costs
(other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.6(a) and Section 7.6(b), the term "Group Member" shall include any Affiliate of a Group Member that is controlled by the Group Member. No Group Member may lend funds to the General Partner or any of its Affiliates (other than the MLP, a Subsidiary of the MLP or a Subsidiary of another Group Member).

                  (b) The Partnership may lend or contribute to any Group
Member, and any Group Member may borrow from the Partnership, funds on terms and conditions established in the sole

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discretion of the Managing General Partner; provided, however, that the
Partnership may not charge the Group Member interest at a rate less than the rate that would be charged to the Group Member (without reference to the Managing General Partner's financial abilities or guarantees) by unrelated lenders on comparable loans. The foregoing authority shall be exercised by the Managing General Partner in its sole discretion and shall not create any right or benefit in favor of any Group Member or any other Person.

                  (c) The General Partners may themselves, or may enter into an agreement with any of their Affiliates to, render services to a Group Member or to the General Partners in the discharge of their duties as general partners of the Partnership. Any services rendered to a Group Member by the General Partners or any of their Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(c) shall be deemed satisfied as to (i) any transaction approved by Special
Approval, (ii) any transaction, the terms of which are no less favorable to the Partnership Group than those generally being provided to or available from unrelated third parties or (iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership Group), is equitable to the Partnership Group. The provisions of
Section 7.4 shall apply to the rendering of services described in this Section
7.6(c).

                  (d) The Partnership Group may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

                  (e) Neither of the General Partners nor any of their Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(e) shall be deemed to be satisfied as to (i) the transactions effected pursuant to Sections 5.2 and 5.3, the Contribution Agreement and any other transactions described in or contemplated by the Registration Statement, (ii) any transaction approved by Special
Approval, (iii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (iv) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership.

                  (f) The General Partners and their Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partners and their Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor


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shall there be any obligation on the part of the General Partners or their
Affiliates to enter into such contracts.

                  (g) Without limitation of Sections 7.6(a) through 7.6(f), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners.

SECTION 7.7   Indemnification.

                  (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or (in the case of a Person other than the General
Partners) not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided, further, no indemnification pursuant to this
Section 7.7 shall be available to the General Partners with respect to their obligations incurred pursuant to the Underwriting Agreement or the Contribution
Agreement (other than obligations incurred by the General Partners on behalf of the MLP, the Partnership or the Operating Subsidiary). The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partners shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

                  (b) To the fullest extent permitted by law, expenses
(including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.

                  (c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting


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Agreement, the Note Purchase Agreement and the Bank Credit Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

                  (d) The Partnership may purchase and maintain (or reimburse the General Partners or their Affiliates for the cost of) insurance, on behalf of the General Partners, their Affiliates and such other Persons as the Managing
General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities or such Person's activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

                  (e) For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 7.7(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

                  (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

                  (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                  (h) The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

                  (i) No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.


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SECTION 7.8   Liability of Indemnitees.

                  (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any other Persons who have acquired interests in the Partnership, Units or other MLP Securities, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

                  (b) Subject to its obligations and duties as Managing General
Partner set forth in Section 7.1(a), the Managing General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the Managing General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Managing General
Partner in good faith.

                  (c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Limited Partners, the General Partners and any other
Indemnitee acting in connection with the Partnership's business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise modify the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Indemnitee.

                  (d) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership, the Limited
Partners, the General Partners, and the Partnership's and General Partners' directors, officers and employees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

SECTION 7.9   Resolution of Conflicts of Interest.

                  (a) Unless otherwise expressly provided in this Agreement or the MLP Agreement, whenever a potential conflict of interest exists or arises between a General Partner or any of its Affiliates, on the one hand, and the Partnership, the MLP, any Partner or any Assignee, on the other, any resolution or course of action by a General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement of the MLP Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. The Managing
General Partner shall be authorized but not required in connection with its resolution of


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such conflict of interest to seek Special Approval of such resolution. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval (as long as the material facts known to the Managing General Partner or any of its Affiliates regarding any proposed transaction were disclosed to the Conflicts Committee at the time it gave its approval), (ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) fair to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The
Managing General Partner may also adopt a resolution or course of action that has not received Special Approval. The Managing General Partner (including the
Conflicts Committee in connection with Special Approval) shall be authorized in connection with its determination of what is "fair and reasonable" to the Partnership and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest;
(B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting practices or principles; and (D) such additional factors as the Managing General Partner (including the Conflicts Committee) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the Managing General Partner (including the Conflicts Committee) to consider the interests of any Person other than the Partnership. In the absence of bad faith by the Managing General Partner, the resolution, action or terms so made, taken or provided by the Managing General
Partner with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or, to the extent permitted by law, under the Delaware Act or any other law, rule or regulation.

                  (b) Whenever this Agreement or any other agreement contemplated hereby provides that the Managing General Partner or any of its Affiliates is permitted or required to make a decision (i) in its "sole discretion" or "discretion," that it deems "necessary or appropriate" or "necessary or advisable" or under a grant of similar authority or latitude, except as otherwise provided herein, the Managing General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership, the MLP, any Limited Partner or any Assignee, (ii) it may make such decision in its sole discretion
(regardless of whether there is a reference to "sole discretion" or "discretion") unless another express standard is provided for, or (iii) in "good faith" or under another express standard, the Managing General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, the MLP Agreement, the Operating Subsidiary Agreement any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation. In addition, any actions taken by the Managing General Partner or such Affiliate consistent with the standards of "reasonable discretion" set forth in the definition of Available
Cash


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shall not constitute a breach of any duty of the Managing General Partner to the
Partnership or the Limited Partners. The Managing General Partner shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business. No borrowing by any Group Member or the approval thereof by the Managing General Partner shall be deemed to constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to (A) enable distributions to the General Partners or their Affiliates to exceed 1.0101% of the total amount distributed to all Partners or (B) hasten the expiration of the Subordination Period or the conversion of any Subordinated Units into Common
Units.

                  (c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

                  (d) The Limited Partner hereby authorizes the Managing General
Partner, on behalf of the Partnership as a partner or member of a Group Member, to approve of actions by the general partner of such Group Member similar to those actions permitted to be taken by the Managing General Partner pursuant to this Section 7.9.

SECTION 7.10   Other Matters Concerning the General Partners.

                  (a) A General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  (b) A General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

                  (c) A General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership.

                  (d) Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited, to the extent permitted by law, as required to permit the General Partners to act under this Agreement or


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any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement, so long as such action is reasonably believed by the Managing General Partner to be in, or not inconsistent with, the best interests of the Partnership.

SECTION 7.11   Reliance by Third Parties.

         Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the Managing
General Partner and any officer of the Managing General Partner authorized by the Managing General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the Managing General Partner or any such officer as if it were the Partnership's sole party in interest, both legally and beneficially.
Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Managing General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the Managing General Partner or any such officer or its representatives be obligated to ascertain that the terms of the Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Managing General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the Managing General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                  ARTICLE VIII
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

SECTION 8.1    Records and Accounting.

         The Managing General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a


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reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

SECTION 8.2   Fiscal Year.

         The fiscal year of the Partnership shall be a fiscal year ending
December 31.

                                   ARTICLE IX
                                   TAX MATTERS

SECTION 9.1   Tax Returns and Information.

         The Partnership shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and a taxable year ending on December 31. The tax information reasonably required by the Partners for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership's taxable year ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

SECTION 9.2   Tax Elections.

                  (a) The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the Managing
General Partner's determination that such revocation is in the best interests of the Limited Partners.

                  (b) The Partnership shall elect to deduct expenses incurred in organizing the Partnership ratably over a sixty-month period as provided in
Section 709 of the Code.

                  (c) Except as otherwise provided herein, the Managing General
Partner shall determine whether the Partnership should make any other elections permitted by the Code.

SECTION 9.3   Tax Controversies.

         Subject to the provisions hereof, the Managing General Partner is designated as the Tax Matters Partner (as defined in the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with


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the Managing General Partner and to do or refrain from doing any or all things reasonably required by the Managing General Partner to conduct such proceedings.

SECTION 9.4   Withholding.

         Notwithstanding any other provision of this Agreement, the Managing
General Partner is authorized to take any action that it determines in its discretion to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections
1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including, without limitation, by reason of Section 1446 of the Code), the amount withheld may at the discretion of the Managing General Partner be treated by the Partnership as a distribution of cash pursuant to Section 6.3 in the amount of such withholding from such Partner.

                                    ARTICLE X
                              ADMISSION OF PARTNERS

SECTION 10.1   Admission of Managing General Partner.

         Upon the consummation of the transfers and conveyances described in
Section 5.2, the Managing General Partner shall be admitted as a General Partner
, and the Managing General Partner and the Special General Partner shall be the only general partners of the Partnership and the MLP shall be the sole limited partner of the Partnership.

SECTION 10.2   Admission of Substituted Limited Partner.

         By transfer of a Limited Partner Interest in accordance with Article
IV, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Limited
Partner Interest shall, however, only have the authority to convey to a purchaser or other transferee (a) the right to negotiate such Limited Partner
Interest to a purchaser or other transferee and (b) the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Limited Partner Interests. Each transferee of a Limited Partner Interest shall be an Assignee and be deemed to have applied to become a Substituted Limited Partner with respect to the Limited Partner
Interests so transferred to such Person. Such Assignee shall become a Substituted Limited Partner (x) at such time as the Managing General Partner consents thereto, which consent may be given or withheld in the Managing General
Partner's discretion, and (y) when any such admission is shown on the books and records of the Partnership. If such consent is withheld, such transferee shall remain an Assignee. An Assignee shall have an interest in the


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Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including liquidating distributions, of the Partnership. With respect to voting rights attributable to Limited Partner Interests that are held by Assignees, the Managing General Partner shall be deemed to be the Limited
Partner with respect thereto and shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, vote such Limited
Partner Interests at the written direction of the Assignee. If no such written direction is received, such Partnership Interests will not be voted. An Assignee shall have no other rights of a Limited Partner.

SECTION 10.3   Admission of Additional Limited Partners.

                  (a) A Person (other than a General Partner, the MLP or a
Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the Managing General Partner
(i) evidence of acceptance in form satisfactory to the Managing General Partner of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 2.6, and (ii) such other documents or instruments as may be required in the discretion of the Managing General Partner to effect such Person's admission as an Additional Limited Partner.

                  (b) Notwithstanding anything to the contrary in this Section
10.3, no Person shall be admitted as an Additional Limited Partner without the consent of the Managing General Partner, which consent may be given or withheld in the Managing General Partner's discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Partnership, following the consent of the Managing General Partner to such admission.

SECTION 10.4   Admission of Successor or Transferee General Partners.

         A successor General Partner approved pursuant to Section 11.1, 11.2 or
11.4 or the transferee of or successor to all of such General Partner's
Partnership Interest pursuant to Section 4.2 who is proposed to be admitted as a successor General Partner shall, subject to compliance with the terms of Section
11.3, if applicable, be admitted to the Partnership as the Managing General
Partner or the Special General Partner, as the case may be, effective immediately prior to the withdrawal or removal of the predecessor or transferring Managing General Partner or the Special General Partner, as the case may be, pursuant to Section 11.1, 11.2 or 11.4 or the transfer of such General Partner Interest pursuant to Section 4.2, provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.2 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission.
Any such successor shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.


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SECTION 10.5 Amendment of Agreement and Certificate of Limited Partnership.

         To effect the admission to the Partnership of any Partner, the Managing
General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the Managing General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the Managing General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.

                                   ARTICLE XI
                        WITHDRAWAL OR REMOVAL OF PARTNERS

SECTION 11.1 Withdrawal of the Managing General Partner.

                  (a) The Managing General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "Event of Withdrawal");

                  (i) The Managing General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

                  (ii) The Managing General Partner transfers all of its rights as Managing General Partner pursuant to Section 4.2;

                  (iii) The Managing General Partner is removed pursuant to
         Section 11.2;

                  (iv) The Managing General Partner withdraws from, or is removed as the Managing General Partner of, the MLP;

                  (v) The Managing General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States
         Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Managing General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(v); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor in possession), receiver or liquidator of the Managing General Partner or of all or any substantial part of its properties;


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                  (vi)   A final and non-appealable order of relief under
         Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the Managing General Partner; or

                  (vii) (A) in the event the Managing General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the Managing General Partner, or 90 days expire after the date of notice to the Managing General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the Managing General Partner is a partnership or limited liability company, the dissolution and commencement of winding up of the Managing General Partner; (C) in the event the Managing General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the Managing General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the Managing General Partner.

         If an Event of Withdrawal specified in Section 11.1(a)(iv)(with respect to withdrawal), (v), (vi) or (vii)(A), (B), (C) or (E) occurs, the withdrawing
Managing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the Managing General Partner from the Partnership.

                  (b) Withdrawal of the Managing General Partner from the
Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) at any time during the period beginning on the Closing Date and ending at 12:00 midnight, Eastern Standard Time, on September 30, 2009, the Managing General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partners; provided, that prior to the effective date of such withdrawal, the withdrawal is approved by the Limited
Partners and the Managing General Partner delivers to the Partnership an Opinion of Counsel ("Withdrawal Opinion of Counsel") that such withdrawal (following the selection of the successor Managing General Partner) would not result in the loss of the limited liability of any Limited Partner, of the limited partners of the MLP or of the non-managing member of the Operating Subsidiary or cause the Partnership, the MLP or the Operating Subsidiary to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such); (ii) at any time after 12:00 midnight, Eastern Standard Time, on September 30, 2009, the
Managing General Partner voluntarily withdraws by giving at least 90 days' advance notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice; (iii) at any time that the Managing General
Partner ceases to be the Managing General Partner pursuant to Section
11.1(a)(ii), (iii) or (iv). If the Managing General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i) hereof or Section 11.1(a)(i) of the MLP Agreement, the Limited Partners may, prior to the effective date of such withdrawal, elect a successor Managing General Partner; provided, however, that such


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successor shall be the same person, if any, that is elected by the limited partners of the MLP pursuant to Section 11.1 of the MLP Agreement as the successor to the general partner of the MLP. If, prior to the effective date of the Managing General Partner's withdrawal, a successor is not selected by the Limited Partners as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with Section 12.1. Any successor Managing General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of
Section 10.3.

SECTION 11.2 Removal of the Managing General Partner.

         The Managing General Partner shall be removed if the Managing General
Partner is removed as the managing general partner of the MLP pursuant to
Section 11.2 of the MLP Agreement. Such removal shall be effective concurrently with the effectiveness of the removal of the Managing General Partner as the managing general partner of the MLP pursuant to the terms of the MLP Agreement.
If a successor managing general partner for the MLP is elected in connection with the removal of the Managing General Partner, such successor managing general partner for the MLP shall, upon admission pursuant to Article X, automatically become the successor Managing General Partner of the Partnership.
The admission of any such successor Managing General Partner to the Partnership shall be subject to the provisions of Section 10.4.

SECTION 11.3 Interest of Departing Partner.

                  (a) The Partnership Interest of the Departing Partner departing as a result of withdrawal or removal pursuant to Section 11.1 or 11.2 shall (unless it is otherwise required to be converted into Common Units pursuant to Section 11.3(b) of the MLP Agreement) be purchased by the successor to the Departing Partner for cash in the manner specified in the MLP Agreement.
Such purchase (or conversion into Common Units, as applicable) shall be a condition to the admission to the Partnership of the successor as the Managing
General Partner. Any successor Managing General Partner shall indemnify the
Departing Partner as to all debts and liabilities of the Partnership arising on or after the effective date of the withdrawal or removal of the Departing
Partner.

                  (b) The Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by such Departing
Partner for the benefit of the Partnership.

SECTION 11.4 Withdrawal or Removal of Special General Partner.

                  (a) The Special General Partner may withdraw from the
Partnership in the capacity of Special General Partner (i) upon 90 days' advance written notice to the Managing General Partner or (ii) by transferring its General Partner Interest in the Partnership pursuant to


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Section 4.2 hereof. Such withdrawal shall take effect on the date specified in such notice. Upon receiving such notice, the Managing General Partner shall select a successor Special General Partner within such 90-day period. Any withdrawal of the Special General Partner shall not become effective unless the Partnership has received by the end of such 90-day period a Withdrawal Opinion of Counsel that such withdrawal will not result in the loss of limited liability of any Limited Partner, of a limited partner of the MLP or of a non-managing member of the Operating Subsidiary or cause the Partnership or the MLP or the Operating Subsidiary to be treated as a corporation or as an association taxable as a corporation for federal income tax purposes. Following any withdrawal of the Special General Partner, the business and operations of the Partnership shall be continued by the Managing General Partner.

                  (b) In addition to the voluntary withdrawal described above, the Special General Partner shall be deemed to have withdrawn (i) when and if, the Special General Partner (A) makes a general assignment for the benefit of creditors, (B) files a voluntary bankruptcy petition, (C) files a petition or answer seeking for itself a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law, (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Special General Partner in a proceeding of the type described in clauses (A)-(C) of this subsection, or (E) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Special General Partner or of all or any substantial part of its properties; or (ii) when the Special General Partner withdraws from or is removed as the special general partner of the MLP; or (iii) when a final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that the Special General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the Special General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereinafter in effect; or (iv)
(A) the event the Special General Partner is a corporation, when a certificate of dissolution or its equivalent is filed for the Special General Partner, or 90 days expire after the date of notice to the Special General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation, (B) in the event the Special General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the Special General Partner, (C) in the event the Special General
Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust, (D) in the event the Special General Partner is a natural person, his death or adjudication of incompetency, and (E) otherwise in the event of the termination of the Special General Partner.

                  (c) The Special General Partner shall be removed if the Special General Partner is removed as the special general partner of the MLP pursuant to Section 11.4 of the MLP Agreement. Such removal shall be effective concurrently with the effectiveness of the removal of the Special General
Partner as the special general partner of the MLP pursuant to the terms of the MLP Agreement. If a successor special general partner for the MLP is elected in connection with the removal of the Special General Partner, such successor special general partner for the MLP shall,


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upon admission pursuant to Article X, automatically become the successor Special
General Partner of the Partnership. The admission of any such successor Special
General Partner to the Partnership shall be subject to the provisions of Section
10.4.

                  (d) Notwithstanding the other provisions of this Section 11.4, a successor Special General Partner need not be selected if the Partnership has received an Opinion of Counsel that the failure to select a successor would not cause the Partnership or the MLP or the Operating Subsidiary to be treated as a corporation or as an association taxable as a corporation for federal income tax purposes.

SECTION 11.5   Withdrawal of a Limited Partner.

         Without the prior written consent of the Managing General Partner, which may be granted or withheld in its sole discretion, and except as provided in Section 10.1, no Limited Partner shall have the right to withdraw from the Partnership.

                                   ARTICLE XII
                           DISSOLUTION AND LIQUIDATION

SECTION 12.1   Dissolution.

         The Partnership shall not be dissolved by the admission of Substituted
Limited Partners or Additional Limited Partners or by the admission of a successor Managing General Partner or a successor Special General Partner in accordance with the terms of this Agreement or by the withdrawal of the Special
General Partner pursuant to Section 11.4. Upon the removal or withdrawal of the Managing General Partner, if a successor Managing General Partner is elected pursuant to Section 11.1 or 11.2, the Partnership shall not be dissolved and such successor Managing General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

                  (a) the expiration of its term as provided in Section 2.7;

                  (b) an Event of Withdrawal of the Managing General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 11.1(b) or 11.2 and such successor is admitted to the Partnership pursuant to Section
10.3;

                  (c) an election to dissolve the Partnership by the Managing
General Partner that is approved by all of the Limited Partners;


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                  (d) the entry of a decree of judicial dissolution of the
Partnership pursuant to the provisions of the Delaware Act;

                  (e) the sale of all or substantially all of the assets and properties of the Partnership Group; or

                  (f) the dissolution of the MLP.

SECTION 12.2 Continuation of the Business of the Partnership After Dissolution.

         Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the Managing General Partner as provided in Section 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing Partner pursuant to Section 11.1 or 11.2, then within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v) or (vi) of the MLP Agreement, then, to the maximum extent permitted by law, within 180 days thereafter, all of the Limited Partners may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as a managing general partner a Person approved by a majority in interest of the Limited
Partners. In addition, upon dissolution of the Partnership pursuant to Section
12.1(f), if the MLP is reconstituted pursuant to Section 12.2 of the MLP
Agreement, the reconstituted MLP may, within 180 days after such event of dissolution, acting alone, regardless of whether there are any other Limited
Partners, elect to reconstitute the Partnership in accordance with the immediately preceding sentence. Upon any such election by the Limited Partners or the MLP, as the case may be, all Partners shall be bound thereby and shall be deemed to have approved same. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

                  (a) the reconstituted Partnership shall continue until the end of the term set forth in Section 2.7 unless earlier dissolved in accordance with this Article XII;

                  (b) if the successor Managing General Partner is not the former Managing General Partner, then the interest of the former Managing
General Partner shall be purchased by the successor Managing General Partner or converted into Common Units as provided in the MLP Agreement; and

                  (c) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into and, as necessary, to file, a new partnership agreement and certificate of limited partnership, and the successor Managing General Partner may for this purpose exercise the power of attorney granted the Managing General Partner pursuant to
Section 2.6;


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provided, that the right to approve a successor Managing General Partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of the Limited Partners or any limited partner of the MLP and (y) neither the Partnership, the reconstituted limited partnership, the MLP nor the Operating Subsidiary would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue.

SECTION 12.3   Liquidator.

         Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 12.2, the Managing General Partner shall select one or more
Persons to act as Liquidator. The Liquidator (if other than the Managing General
Partner) shall be entitled to receive such compensation for its services as may be approved by a majority of the Limited Partners. The Liquidator (if other than the Managing General Partner) shall agree not to resign at any time without 15 days' prior notice and may be removed at any time, with or without cause, by notice of removal approved by a majority in interest of the Limited Partners.
Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by at least a majority in interest of the Limited Partners. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Managing General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3(b)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein.

SECTION 12.4   Liquidation.

         The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the Partners, subject to Section 17-804 of the Delaware Act and the following:

                  (a) Disposition of Assets. The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such


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Partner or Partners may agree. If any property is distributed in kind, the
Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners.
The Liquidator may, in its absolute discretion, defer liquidation or distribution of the Partnership's assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership's assets would be impractical or would cause undue loss to the Partners. The
Liquidator may, in its absolute discretion, distribute the Partnership's assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

                  (b) Discharge of Liabilities. Liabilities of the Partnership include amounts owed to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

                  (c) Liquidation Distributions. All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section
1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

SECTION 12.5 Cancellation of Certificate of Limited Partnership.

         Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Partnership shall be terminated and the Certificate of Limited
Partnership, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware, shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

SECTION 12.6 Return of Contributions.

         No General Partner shall be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited
Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.


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SECTION 12.7 Waiver of Partition.

         To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

SECTION 12.8 Capital Account Restoration.

         No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. Each General
Partner shall be obligated to restore any negative balance in its Capital
Account upon liquidation of its interest in the Partnership by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.

                                  ARTICLE XIII
                       AMENDMENT OF PARTNERSHIP AGREEMENT

SECTION 13.1 Amendment to be Adopted Solely by the Managing General Partner.

         Each Partner agrees that the Managing General Partner, without the approval of any Partner or Assignee, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

                  (a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

                  (b) admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

                  (c) a change that, in the sole discretion of the Managing
General Partner, is necessary or advisable to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that no Group Member will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

                  (d) a change that, in the discretion of the Managing General
Partner, (i) does not adversely affect the Limited Partners in any material respect, (ii) is necessary or advisable to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of limited partner interests of the MLP (including the division of any class or classes of outstanding limited partner interests of


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the MLP into different classes to facilitate uniformity of tax consequences within such classes of limited partner interests of the MLP) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which such limited partner interests are or will be listed for trading, compliance with any of which the Managing General Partner determines in its discretion to be in the best interests of the MLP and the limited partners of the MLP, (iii) is required to effect the intent expressed in the Registration
Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement or (iv) is required to conform the provisions of this Agreement with the provisions of the MLP Agreement as the provisions of the MLP Agreement may be amended, supplemented or restated from time to time;

                  (e) a change in the fiscal year or taxable year of the Partnership and any changes that, in the discretion of the Managing General
Partner, are necessary or advisable as a result of a change in the fiscal year or taxable year of the Partnership including, if the Managing General Partner shall so determine, a change in the definition of "Quarter" and the dates on which distributions are to be made by the Partnership;

                  (f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or either of the General Partners or their directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment
Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

                  (g) any amendment expressly permitted in this Agreement to be made by the Managing General Partner acting alone;

                  (h) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

                  (i) an amendment that, in the discretion of the Managing
General Partner, is necessary or advisable to reflect, account for and deal with appropriately the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

                  (j) a merger or conveyance pursuant to Section 14.3(d); or

                  (k) any other amendments substantially similar to the foregoing.


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SECTION 13.2   Amendment Procedures.

         Except with respect to amendments of the type described in Section
13.1, all amendments to this Agreement shall be made in accordance with the following requirements: Amendments to this Agreement may be proposed only by or with the consent of the Managing General Partner which consent may be given or withheld in its sole discretion. A proposed amendment shall be effective upon its approval by the Limited Partner.

                                   ARTICLE XIV
                                     MERGER

SECTION 14.1   Authority.

         The Partnership may merge or consolidate with one or more corporations, limited liability companies, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Article XIV.

SECTION 14.2   Procedure for Merger or Consolidation.

         Merger or consolidation of the Partnership pursuant to this Article XIV requires the prior approval of the Managing General Partner. If the Managing
General Partner shall determine, in the exercise of its discretion, to consent to the merger or consolidation, the Managing General Partner shall approve the Merger Agreement, which shall set forth:

                  (a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

                  (b) The name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the
"Surviving Business Entity");

                  (c) The terms and conditions of the proposed merger or consolidation;

                  (d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving
Business Entity, the cash, property or general or limited partner


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interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their general or limited partner interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust or other entity (other than the Surviving
Business Entity), or evidences thereof, are to be delivered;

                  (e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

                  (f) The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger and stated therein);
and

                  (g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the Managing General
Partner.

SECTION 14.3 Approval by Limited Partners of Merger or Consolidation.

                  (a) Except as provided in Section 14.3(d), the Managing
General Partner, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of the Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a special meeting or the written consent.

                  (b) Except as provided in Section 14.3(d), the Merger
Agreement shall be approved upon receiving the affirmative vote or consent of the Limited Partners.

                  (c) Except as provided in Section 14.3(d), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

                  (d) Notwithstanding anything else contained in this Article
XIV or in this Agreement, the Managing General Partner is permitted, in its discretion, without Limited Partner


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approval, to merge the Partnership or any Group Member into, or convey all of the Partnership's assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such Merger other than those it receives from the Partnership or other Group
Member if (i) the Managing General Partner has received an Opinion of Counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner, any limited partner in the MLP or any non-managing member of the Operating Subsidiary or cause the Partnership, the MLP or the Operating Subsidiary to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the governing instruments of the new entity provide the Limited Partners and the General
Partner with the same rights and obligations as are herein contained.

SECTION 14.4   Certificate of Merger.

         Upon the required approval by the Managing General Partner and the Limited Partners of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

SECTION 14.5   Effect of Merger.

                  (a) At the effective time of the certificate of merger:

                  (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business
         Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

                  (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

                  (iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

                  (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.


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                  (b) A merger or consolidation effected pursuant to this
Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

                                   ARTICLE XV
                               GENERAL PROVISIONS

SECTION 15.1   Addresses and Notices.

         Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner at the address described below. Any notice to the Partnership shall be deemed given if received by the Managing General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The
Managing General Partner may rely and shall be protected in relying on any notice or other document from a Partner, Assignee or other Person if believed by it to be genuine.

SECTION 15.2   Further Action.

         The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

SECTION 15.3   Binding Effect.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

SECTION 15.4   Integration.

         This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

SECTION 15.5   Creditors.

         None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.


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SECTION 15.6    Waiver.

         No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

SECTION 15.7    Counterparts.

         This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto, independently of the signature of any other party.

SECTION 15.8    Applicable Law.

         This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

SECTION 15.9    Invalidity of Provisions.

         If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

SECTION 15.10   Consent of Partners.

         Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

                  [Remainder of Page Intentionally Left Blank]


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first written above.

                                        MANAGING GENERAL PARTNER:

                                        ALLIANCE RESOURCE MANAGEMENT GP, LLC.

                                        By: /s/ THOMAS L. PEARSON
                                           -------------------------------------
                                        Name:  Thomas L. Pearson
                                        Title: Senior Vice President--Law and
                                                 Administration, General Counsel
                                                 and Secretary

                                        SPECIAL GENERAL PARTNER:

                                        ALLIANCE RESOURCE GP, LLC.

                                        By: /s/ THOMAS L. PEARSON
                                           -------------------------------------
                                        Name:  Thomas L. Pearson
                                        Title: Senior Vice President--Law and
                                                 Administration, General Counsel
                                                 and Secretary

                                        ORGANIZATIONAL LIMITED PARTNER

                                        By: /s/ THOMAS L. PEARSON
                                           -------------------------------------
                                                 Thomas L. Pearson

                                        LIMITED PARTNER:

                                        ALLIANCE RESOURCE PARTNERS, L.P.

                                        By: Alliance Resource Management GP, LLC
                                            its Managing General Partner

                                            By: /s/ THOMAS L. PEARSON
                                               ---------------------------------
                                            Name:  Thomas L. Pearson
                                            Title: Senior Vice President--Law
                                                     and Administration, General
                                                     Counsel and Secretary

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